UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported December 30, 2005)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

A. On December 30, 2005, management and an authorized committee of the Board of Directors of Caraustar Industries, Inc. (the “Company”) approved the exit of its coated recycled paperboard business, which is a component of its paperboard mill segment. The primary reasons for the decision were unprofitable results and a strategic redirection of the Company. The coated recycled paperboard operations consist of three paperboard mills located in Rittman, Ohio; Versailles, Connecticut; and Tama, Iowa. The Company is evaluating opportunities and expects to sell these facilities within the next twelve months.

Under generally accepted accounting principles in the United States, the Company has determined that it will be required to record an impairment charge for the goodwill and long-lived assets associated with the exit of this business. As of December 31, 2005, the Company expects that it will record pre-tax non-cash impairment charges ranging from approximately $80 to $90 million for the goodwill and long-lived assets of these facilities, depending upon the Company’s final estimate of fair market values. During 2006 and possibly thereafter, the Company could incur pre-tax cash charges for severance and other termination costs ranging from approximately $1 to $2 million, and other pre-tax restructuring and exit costs of approximately $ 250 thousand. Also, the Company will repay approximately $4.7 million of debt specifically associated with this business.

The Company could incur other cash and non-cash charges associated with the exit of this business but is unable at this time to make a reasonable estimate of such costs.

B. As part of its strategic redirection, the Company determined that the specialty packaging division business is not consistent with its core operations and, as of December 30, 2005, management and an authorized committee of the Board of Directors approved the exit of the Company’s specialty packaging division, which is a component of its carton and custom packaging segment. The specialty packaging division consists of six facilities located in Birmingham, Alabama; Robersonville, North Carolina; Bucyrus, Ohio; Strasburg, Ohio; Clifton, New Jersey and Pine Brook, New Jersey. The Company is evaluating opportunities and expects to sell these facilities within the next twelve months.

Under generally accepted accounting principles in the United States, the Company has determined that it will be required to record an impairment charge for the goodwill and long-lived assets associated with the exit of this business. As of December 31, 2005, the Company expects that it will record pre-tax non-cash impairment charges ranging from approximately $12 to $15 million for the goodwill and long-lived assets of these facilities, depending upon the Company’s final estimate of fair market values. Based on management’s current estimate, the Company expects to incur immaterial restructuring and exit costs related to exiting this business.

The Company could incur other cash and non-cash charges associated with the exit of this business but is unable at this time to make a reasonable estimate of such costs.

Item 2.06 Material Impairments

Please refer to the discussion in Item 2.05 hereof, which is incorporated herein by reference.

This disclosure on Form 8-K contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent Caraustar’s expectations, anticipations or beliefs about future events, operating results or financial condition. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Specifically, Caraustar’s statements regarding the expected timing of, and expected costs and charges (including any estimated ranges) associated with the exit of its coated recycled paperboard operations and its specialty packaging division are forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by any forward-looking statements depending on a variety of important factors, including, but not limited to, uncertainties and complexities inherent in estimating shutdown charges and wind-down costs and uncertainties and difficulties in valuing fixed assets. Additional relevant risk factors that could cause actual results to differ materially are discussed in Caraustar’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K filed with or furnished for, the Securities and Exchange Commission, which are available from Caraustar. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission, or to the extent filed via EDGAR, accessed through the website of the Securities and Exchange Commission ( http://www.sec.gov ). The Company assumes no obligation to update these forward-looking statements, and is not responsible for any changes made to the disclosures in this Form 8-K by wire or Internet services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2006

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer